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Long Beach Mortgage Loan Trust 2006‑4
Issuing Entity

$1,874,619,000
(+/-5% Approximate)

Long Beach Securities Corp.
Depositor

Long Beach Mortgage Company
Sponsor, Seller and Master Servicer

WaMu Capital Corp.	Lehman Brothers

Co-Lead Managers

Important Notice About Information Presented in this Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 1-800-667-9596.

This preliminary term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the e-mail communication to which this preliminary term sheet is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: April 25, 2006

$1,874,619,000
(+/- 5% Approximate)

Long Beach Mortgage Loan Trust 2006‑4

	Principal
Expected Rating
			Assumed Final	Certificate
Class(1,2)	Balance($)	S&P/Moody's	Distribution Date	Type

I-A(3)	$788,168,000	AAA/Aaa	May 25, 2036	Floating Rate Senior
II-A1	$325,500,000	AAA/Aaa	May 25, 2036	Floating Rate Senior
II-A2	$130,001,000	AAA/Aaa	May 25, 2036	Floating Rate Senior
II-A3	$214,182,000	AAA/Aaa	May 25, 2036	Floating Rate Senior
II-A4	$57,227,000	AAA/Aaa	May 25, 2036	Floating Rate Senior
M-1	$66,333,000	AA+/Aa1	May 25, 2036	Floating Rate Subordinate
M-2	$59,603,000	AA+/Aa2	May 25, 2036	Floating Rate Subordinate
M-3	$37,492,000	AA/Aa3	May 25, 2036	Floating Rate Subordinate
M-4	$31,724,000	AA/A1	May 25, 2036	Floating Rate Subordinate
M-5	$33,647,000	AA-/A2	May 25, 2036	Floating Rate Subordinate
M-6	$28,840,000	A+/A3	May 25, 2036	Floating Rate Subordinate
M-7	$25,956,000	A/Baa1	May 25, 2036	Floating Rate Subordinate
M-8	$22,111,000	A-/Baa2	May 25, 2036	Floating Rate Subordinate
M-9	$17,304,000	BBB+/Baa3	May 25, 2036	Floating Rate Subordinate
M-10	$17,304,000	BBB+/Ba1	May 25, 2036	Floating Rate Subordinate
M-11	$19,227,000	BBB-/Ba2	May 25, 2036	Floating Rate Subordinate
Total	$1,874,619,000

(1)       The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.  The principal balance of each class of the Certificates is subject to a 5% variance.

(2)       The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)       Not offered hereby.

Depositor: Long Beach Securities Corp.

Sponsor, Seller and Master Servicer: Long Beach Mortgage Company.

Issuing Entity: Long Beach Mortgage Loan Trust 2006‑4.  The Issuing Entity is also referred to herein as the “Trust.”

Sub-Servicer: Washington Mutual Bank.

Servicing Fee: 0.50% per annum.

Co-Lead Managers: WaMu Capital Corp. and Lehman Brothers Inc.

Trustee: Deutsche Bank National Trust Company.

Trustee Fee:  Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty: [_TBD_]

Group I Certificates: The Class I-A Certificates.

Group II Certificates: The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates: The Group I Certificates and the Group II Certificates.

Class M Certificates:  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Certificates: The Class A and Class M Certificates.

Federal Tax Status: The Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration: The Certificates will be available in book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date: May 1, 2006.

Expected Pricing Date: Week of April 24, 2006.

Expected Closing Date: On or about May 9, 2006.

Expected Settlement Date: On or about May 9, 2006.

Distribution Date: The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in June 2006.

Final Scheduled Distribution Date: May 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in May 2036.

Due Period:  With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period: With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest: The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period: With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility: It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility: None of the Certificates is expected to be SMMEA eligible.

Clean-up Call: The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Master Servicer on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans: The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $1,922,687,284 of which: (i) approximately $1,000,213,552 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $922,473,732 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

 Approximately 41.66% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 36.52% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 47.24% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:  Mortgage Loans with an original term to maturity equal to 480 months.

Adjusted Net Mortgage Rate: With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate.

Adjusted Net Maximum Mortgage Rate: With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the servicing fee rate.

Pass-Through Rate: With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate: With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net WAC Rate: With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group I Mortgage Loans, and (b) the Coupon Strip allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net WAC Rate: With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (b) the Coupon Strip allocable to the Group II Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net WAC Rate: With respect to any Distribution Date (other than the first Distribution Date), a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group IMaximum Cap Rate: With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate: With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate: With respect to the Class M Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate Carryover Amount:  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

Final Maturity Reserve Fund: On or after the 120th Distribution Date or any Distribution Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 15%, an amount equal to approximately 0.33328% of the aggregate principal balance of the Mortgage Loans (such amount is in each case the “Coupon Strip”) will be placed into a reserve fund (the “Final Maturity Reserve Fund”) and will be available if needed to make a payment to certificateholders on the 360th Distribution Date.

Group I Principal Allocation Percentage: With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal Allocation Percentage: With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II Principal Distribution Amounts: With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.60% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.60% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount: With respect to any Distribution Date:

(i) prior to the Stepdown Date, 2.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)  on or after the Stepdown Date, the greater of:

(a) the lesser of (x) 2.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 5.00% of the current aggregate stated principal balance of the Mortgage Loans; and

(b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date: The earlier to occur of:

(i) the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in June 2009 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 42.40%.

Interest Coverage Accounts: On the Closing Date, the Depositor will pay to the Trustee for deposit in an interest coverage account related to each Loan Group, an amount which will be applied by the Trustee to cover shortfalls in the amount of interest generated by the related Mortgage Loans arising from the long first accrual period.

Credit Enhancement: Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow: With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized Amount: With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M and Class P Certificates (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 2.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage: With respect to any Distribution Date an amount equal to (i) the sum of

 (a) the aggregate principal balance of the Class M Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event: With respect to any Distribution Date on or after the Stepdown Date, if the 60+ days delinquency percentage exceeds 37.75% of the Credit Enhancement Percentage.

Loss Trigger Event: With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
June 2008 to May 2009	1.35% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
June 2009 to May 2010	3.05% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
June 2010 to May 2011	4.75% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
June 2011 to May 2012	6.15% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
June 2012 and thereafter	6.85%

Trigger Event: With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	21.20%	A	42.40%
M-1	17.75%	M-1	35.50%
M-2	14.65%	M-2	29.30%
M-3	12.70%	M-3	25.40%
M-4	11.05%	M-4	22.10%
M-5	9.30%	M-5	18.60%
M-6	7.80%	M-6	15.60%
M-7	6.45%	M-7	12.90%
M-8	5.30%	M-8	10.60%
M-9	4.40%	M-9	8.80%
M-10	3.50%	M-10	7.00%
M-11	2.50%	M-11	5.00%

Realized Losses: If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by the Monthly Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class M Certificates in reverse sequential order, first to the Class M-11 Certificates, second to the Class M-10 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates and  eleventh to the Class M‑1 Certificates.

Swap Agreement: On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to 5.30% (per annum) on the swap notional amount based upon a 30/360 day count convention and the Trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR (as determined pursuant to the swap agreement) on the swap notional amount accrued during the related swap accrual period based upon an actual/360 day count convention, until the swap is retired.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1) If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

2) If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	248,069,710
2	1,540,468,539	32	244,903,922
3	1,522,146,566	33	241,937,463
4	1,521,692,646	34	241,913,269
5	1,520,947,942	35	241,889,076
6	1,520,849,632	36	241,889,076
7	1,520,716,799	37	241,720,204
8	1,520,641,248	38	237,493,136
9	1,520,072,295	39	237,469,387
10	1,517,928,481	40	236,829,481
11	1,463,871,848	41	225,701,823
12	1,390,773,151	42	215,255,332
13	1,316,892,080	43	205,956,005
14	1,244,998,443	44	189,869,886
15	1,177,916,579	45	176,066,586
16	1,115,169,382	46	161,979,679
17	1,056,340,316	47	148,458,029
18	1,003,692,959	48	135,512,704
19	955,302,499	49	123,281,318
20	910,985,279	50	111,862,978
21	870,319,071	51	100,033,950
22	832,936,728	52	90,339,995
23	376,749,355	53	81,533,146
24	336,202,405	54	73,633,653
25	301,331,100	55	67,703,315
26	288,150,863	56	62,416,946
27	275,729,442	57	57,647,165
28	264,499,272	58	53,277,838
29	256,906,939	59	49,398,912
30	251,312,046	60	46,075,114

Priority of Distributions:

I.                        Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)                      To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)                     To pay the Coupon Strip, if applicable;

iii)                    Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group.

iv)                    To the Class M-1 Certificates current interest;

v)                     To the Class M-2 Certificates current interest;

vi)                    To the Class M-3 Certificates current interest;

vii)                   To the Class M-4 Certificates current interest;

viii)                  To the Class M-5 Certificates current interest;

ix)                    To the Class M-6 Certificates current interest;

x)                     To the Class M-7 Certificates current interest;

xi)                    To the Class M-8 Certificates current interest;

xii)                   To the Class M-9 Certificates current interest;

xiii)                  To the Class M-10 Certificates current interest;

xiv)                   To the Class M-11 Certificates current interest;

xv)                    Any interest distribution amounts remaining undistributed following (i) through (xiv) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.                        Principal Distribution:

(A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)                      To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)                     To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)                    An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iv)                    An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

v)                     Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

vi)                    Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vii)                   To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

viii)                  To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

ix)                    To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

x)                     To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

xi)                    To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xii)                   To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xiii)                  To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiv)                   To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xv)                    To the Class M-9 Certificates until the principal balance thereof is reduced to zero;

xvi)                   To the Class M-10 Certificates until the principal balance thereof is reduced to zero;

xvii)                  To the Class M-11 Certificates until the principal balance thereof is reduced to zero;

xviii)                 Any Principal Distribution amounts remaining undistributed following (i) through (xvii) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)                      To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)                     To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)                    The Group I Principal Distribution Amount will be distributed as follows:

a.                     To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.                     To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iv)(a) below, according to the payment priority in clause (B)(iv)(a) below.

iv)                    The Group II Principal Distribution Amount will be distributed as follows:

a.                     To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.                     To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) above.

v)                     The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.                     To the Class M-1 Certificates until it reaches a 35.50% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.                     To the Class M-2 Certificates until it reaches a 29.30% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.                     To the Class M-3 Certificates until it reaches a 25.40% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.                     To the Class M-4 Certificates until it reaches a 22.10% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.                     To the Class M-5 Certificates until it reaches a 18.60% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.                      To the Class M-6 Certificates until it reaches a 15.60% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.                     To the Class M-7 Certificates until it reaches a 12.90% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

h.                     To the Class M-8 Certificates until it reaches a 10.60% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

i.                      To the Class M-9 Certificates until it reaches a 8.80% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);

j.                      To the Class M-10 Certificates, until it reaches a 7.00% Target Credit Enhancement Percentage (based on 2x the Class M-10 Initial Credit Enhancement Percentage);

k.                      To the Class M-11 Certificates, until it reaches a 5.00% Target Credit Enhancement Percentage (based on 2x the Class M-11 Initial Credit Enhancement Percentage); and

l.                      Any Principal Distribution Amounts remaining undistributed following (a) through (k) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III.                        Monthly Excess Cashflow:

i)                      As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)                     Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)                    To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)                    To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)                     To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)                    To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)                   To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)                  To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)                    To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)                     To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xi)                    To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xii)                   To the Class M-10 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiii)                  To the Class M-11 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiv)                   Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M‑1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certificates and lastly to the Class M-11 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)                    To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xvi)                   Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody's
Debashish Chatterjee	(212) 553-1329
S&P
Linda Kwok	(212) 438-2610

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$1,922,687,284	$10,577	$1,299,016
Average Scheduled Principal Balance	$194,309
Number of Mortgage Loans	9895

Weighted Average Gross Coupon	8.549%	5.800%	14.900%
Weighted Average FICO Score	635	488	813
Weighted Average Combined Original LTV	80.78%	5.31%	100.00%
Weighted Average DTI	41.65%	1.00%	62.00%

Weighted Average Original Term	410 months	180 months	480 months
Weighted Average Stated Remaining Term	408 months	176 months	480 months
Weighted Average Seasoning	1 months	0 months	27 months

Weighted Average Gross Margin	5.095%	4.990%	7.400%
Weighted Average Minimum Interest Rate	8.442%	5.250%	14.900%
Weighted Average Maximum Interest Rate	14.442%	11.250%	20.900%
Weighted Average Initial Rate Cap	2.137%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Original Months to Roll	28 months	3 months	60 months
Maturity Date		January 1 2021	May 1 2046

ARM	85.87%	Full Documentation	43.98%
Fixed Rate	14.13%	Limited Documentation	3.65%
		Stated Income Documentation	52.37%
Fixed - 15 Year	0.18%
Fixed - 20 Year	0.05%	Cash Out Refinance	28.64%
Fixed - 30 Year	12.51%	Purchase	68.30%
Fixed - 40 Year	1.39%	Rate/Term Refinance	3.05%
ARM - 2 Yr/6 Mth	62.88%
ARM - 2 Yr/6 Mth IO	5.52%	Condominium	8.23%
ARM - 3 Yr/6 Mth	6.58%	Planned Unit Development	14.02%
ARM - 3 Yr/6 Mth IO	0.37%	Single Family	68.12%
ARM - 5 Yr/6 Mth	9.27%	Townhouse	0.14%
ARM - 5 Yr/6 Mth IO	1.25%	Two to Four Units	9.48%

		Non-owner	8.58%
Interest Only	7.14%	Primary	90.60%
Not Interest Only	92.86%	Second Home	0.82%

Prepay Penalty: 0	32.68%	Top 5 States:
Prepay Penalty: 12 months	5.26%	California	38.20%
Prepay Penalty: 24 months	42.44%	Florida	9.07%
Prepay Penalty: 36 months	19.63%	Illinois	5.56%
		Texas	5.27%
First Lien	95.00%	New Jersey	4.20%
Second Lien	5.00%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	1010	36,750,193.19	1.91	10.756	357	92.44	633
50,000.01 - 100,000.00	2270	171,074,865.92	8.90	9.943	364	86.62	625
100,000.01 - 150,000.00	1782	220,733,427.35	11.48	9.094	380	82.99	621
150,000.01 - 200,000.00	1246	218,000,131.49	11.34	8.571	396	80.05	626
200,000.01 - 250,000.00	875	196,748,306.83	10.23	8.496	409	79.41	628
250,000.01 - 300,000.00	746	204,282,582.27	10.62	8.143	419	79.29	636
300,000.01 - 350,000.00	528	170,928,414.03	8.89	8.130	424	79.40	639
350,000.01 - 400,000.00	407	152,389,163.30	7.93	8.044	430	79.57	644
400,000.01 - 450,000.00	278	118,536,903.52	6.17	8.045	424	79.42	647
450,000.01 - 500,000.00	236	112,034,295.66	5.83	8.046	434	79.81	648
500,000.01 - 550,000.00	168	88,162,766.64	4.59	8.105	426	79.74	648
550,000.01 - 600,000.00	129	74,312,819.25	3.87	8.161	437	79.42	640
600,000.01 - 650,000.00	65	40,658,141.32	2.11	8.145	430	79.98	648
650,000.01 - 700,000.00	51	34,885,083.21	1.81	8.089	410	79.95	637
700,000.01 - 750,000.00	46	33,471,452.84	1.74	8.436	416	79.02	636
750,000.01 - 800,000.00	28	21,898,504.79	1.14	8.851	427	78.63	664
800,000.01 - 850,000.00	7	5,806,125.51	0.30	8.880	393	73.79	629
850,000.01 - 900,000.00	9	7,843,819.03	0.41	9.249	372	78.34	623
900,000.01 - 950,000.00	2	1,857,864.70	0.10	9.348	419	74.97	637
950,000.01 - 1,000,000.00	7	6,877,997.14	0.36	9.041	411	76.51	602
1,000,000.01 >=	5	5,434,425.67	0.28	8.135	427	76.11	671
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	2	842,760.74	0.04	5.864	479	78.22	766
6.000 - 6.499	65	18,427,725.28	0.96	6.350	437	76.53	658
6.500 - 6.999	554	163,064,895.84	8.48	6.772	422	76.59	651
7.000 - 7.499	894	232,619,580.71	12.10	7.265	426	77.88	646
7.500 - 7.999	1366	358,842,456.17	18.66	7.743	426	78.74	647
8.000 - 8.499	1129	280,509,133.89	14.59	8.230	421	78.40	645
8.500 - 8.999	1181	268,737,311.07	13.98	8.712	412	79.00	635
9.000 - 9.499	812	167,843,072.03	8.73	9.214	402	80.15	626
9.500 - 9.999	937	134,889,909.13	7.02	9.735	374	83.38	602
10.000 - 10.499	624	91,411,644.64	4.75	10.230	374	86.07	591
10.500 - 10.999	850	88,524,412.40	4.60	10.728	367	92.07	619
11.000 - 11.499	724	57,791,970.96	3.01	11.194	365	93.14	613
11.500 - 11.999	598	47,597,211.44	2.48	11.697	362	96.00	621
12.000 - 12.499	111	8,507,777.25	0.44	12.193	359	94.72	614
12.500 - 12.999	34	2,215,609.46	0.12	12.672	355	93.55	624
13.000 - 13.499	8	529,525.46	0.03	13.268	359	86.70	616
13.500 - 13.999	4	231,403.63	0.01	13.584	359	83.91	544
14.000 - 14.499	1	46,891.55	0.00	14.050	359	100.00	609
14.500 >=	1	53,992.01	0.00	14.900	359	90.00	578
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
400 - 499	1	305,749.46	0.02	8.750	352	80.00	488
500 - 524	400	74,203,473.72	3.86	9.630	358	73.54	512
525 - 549	526	99,444,677.89	5.17	9.496	358	76.50	538
550 - 574	612	99,673,261.18	5.18	9.432	371	79.97	562
575 - 599	676	109,964,367.40	5.72	9.363	379	83.77	587
600 - 624	1956	354,262,542.34	18.43	8.253	410	80.71	614
625 - 649	2489	488,368,729.76	25.40	8.369	425	80.96	636
650 - 674	1428	290,598,044.10	15.11	8.340	419	81.39	661
675 - 699	902	199,471,209.81	10.37	8.225	418	81.68	686
700 >=	905	206,395,228.00	10.73	8.380	417	82.24	732
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Combined Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 49.99	152	20,861,501.48	1.09	7.995	363	39.69	589
50.00 - 54.99	75	15,330,314.14	0.80	7.883	373	52.55	592
55.00 - 59.99	76	16,053,029.04	0.83	7.864	359	57.42	603
60.00 - 64.99	133	29,557,749.59	1.54	8.142	374	62.35	582
65.00 - 69.99	197	49,805,454.42	2.59	8.207	369	67.12	599
70.00 - 74.99	283	63,166,086.18	3.29	8.369	374	71.60	582
75.00 - 79.99	450	107,303,238.52	5.58	8.402	390	77.42	607
80.00 - 80.00	4922	1,213,016,985.51	63.09	8.064	428	80.00	647
80.01 - 84.99	79	18,263,566.21	0.95	8.740	373	83.40	624
85.00 - 89.99	413	73,768,586.03	3.84	9.797	379	85.65	598
90.00 - 94.99	1162	151,843,286.05	7.90	9.947	378	90.12	633
95.00 - 99.99	335	41,614,273.44	2.16	10.466	376	95.45	602
100.00	1618	122,103,213.05	6.35	10.912	363	100.00	644
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds(%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01 - 49.99	148	20,288,138.16	1.06	7.974	363	39.54	589
50.00 - 54.99	76	15,525,188.51	0.81	7.887	373	52.54	592
55.00 - 59.99	75	15,629,527.42	0.81	7.896	356	57.42	600
60.00 - 64.99	131	29,307,876.90	1.52	8.138	373	62.33	581
65.00 - 69.99	190	47,433,581.88	2.47	8.209	366	67.11	594
70.00 - 74.99	273	59,992,864.57	3.12	8.373	373	71.58	580
75.00 - 79.99	354	79,233,926.19	4.12	8.465	372	76.86	592
80.00 - 80.00	691	142,706,266.12	7.42	8.661	373	80.00	592
80.01 - 84.99	72	17,299,726.74	0.90	8.707	374	83.40	625
85.00 - 89.99	288	62,939,483.50	3.27	9.595	384	85.99	604
90.00 - 94.99	873	140,078,759.61	7.29	9.446	390	90.33	638
95.00 - 99.99	562	110,198,836.11	5.73	8.837	409	96.66	633
100.00	6162	1,182,053,107.95	61.48	8.409	425	100.00	652
Total:	9895	1,922,687,283.66	100.00	8.549	408	92.42	635

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
180	36	3,404,704.98	0.18	8.489	179	68.51	630
240	10	1,045,071.27	0.05	7.893	239	76.60	664
360	7160	1,117,199,789.76	58.11	8.944	359	81.26	622
480	2689	801,037,717.65	41.66	7.998	478	80.18	653
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Stated Remaining Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
121 - 180	36	3,404,704.98	0.18	8.489	179	68.51	630
181 - 240	10	1,045,071.27	0.05	7.893	239	76.60	664
241 – 360	7160	1,117,199,789.76	58.11	8.944	359	81.26	622
361 >=	2689	801,037,717.65	41.66	7.998	478	80.18	653
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

DTI (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.00 - 20.00	522	89,587,392.64	4.66	8.784	387	79.16	637
20.01 - 25.00	382	50,746,910.90	2.64	8.929	372	80.00	628
25.01 - 30.00	585	96,654,012.88	5.03	8.770	392	80.07	630
30.01 - 35.00	867	143,514,186.52	7.46	8.638	396	80.39	632
35.01 - 40.00	1393	255,802,218.61	13.30	8.631	406	80.82	635
40.01 - 45.00	2227	428,849,322.29	22.30	8.451	414	81.10	641
45.01 - 50.00	3390	731,299,230.36	38.04	8.450	420	81.64	640
50.01 - 55.00	522	125,285,283.97	6.52	8.691	380	77.12	587
55.01 - 60.00	5	675,810.37	0.04	9.520	359	73.96	579
60.01 >=	2	272,915.12	0.01	8.490	455	84.00	624
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
ARM	7315	1,651,017,117.20	85.87	8.442	415	80.30	634
Fixed Rate	2580	271,670,166.46	14.13	9.193	368	83.72	639
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Fixed - 15 Year	36	3,404,704.98	0.18	8.489	179	68.51	630
Fixed - 20 Year	10	1,045,071.27	0.05	7.893	239	76.60	664
Fixed - 30 Year	2426	240,440,877.01	12.51	9.348	359	84.56	638
Fixed - 40 Year	108	26,779,513.20	1.39	7.941	479	78.34	653
ARM - 2 Yr/6 Mth	5450	1,208,979,055.60	62.88	8.514	421	80.55	631
ARM - 2 Yr/6 Mth IO	333	106,206,123.55	5.52	7.655	359	79.88	663
ARM - 3 Yr/6 Mth	584	126,457,939.18	6.58	8.453	430	79.87	637
ARM - 3 Yr/6 Mth IO	26	7,096,119.99	0.37	7.549	359	76.92	668
ARM - 5 Yr/6 Mth	849	178,319,948.68	9.27	8.573	403	79.79	629
ARM - 5 Yr/6 Mth IO	73	23,957,930.20	1.25	7.557	359	76.83	657
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Interest Only	432	137,260,173.74	7.14	7.632	359	79.19	662
Not Interest Only	9463	1,785,427,109.92	92.86	8.619	412	80.90	633
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Interest Only Term	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	9463	1,785,427,109.92	92.86	8.619	412	80.90	633
24	333	106,206,123.55	5.52	7.655	359	79.88	663
36	26	7,096,119.99	0.37	7.549	359	76.92	668
60	73	23,957,930.20	1.25	7.557	359	76.83	657
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	3476	628,250,671.42	32.68	9.026	398	81.26	633
12	345	101,133,549.06	5.26	8.517	417	79.80	644
24	4072	815,973,279.05	42.44	8.413	414	81.08	634
36	2002	377,329,784.13	19.63	8.054	411	79.62	636
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1	8417	1,826,549,007.30	95.00	8.414	411	79.79	633
2	1478	96,138,276.36	5.00	11.112	358	99.71	660
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Full Documentation	4889	845,541,720.33	43.98	8.304	396	80.43	614
Limited Documentation	287	70,243,157.49	3.65	8.257	412	80.94	629
Stated Income Documentation	4719	1,006,902,405.84	52.37	8.774	418	81.07	652
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Purchase	7040	1,313,265,593.48	68.30	8.572	418	82.94	649
Refi - Cash Out	2554	550,739,282.09	28.64	8.482	386	75.62	605
Refi - Rate Term	301	58,682,408.09	3.05	8.655	384	80.99	602
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Condominium	814	158,327,673.75	8.23	8.341	416	81.27	648
Planned Unit Development	1222	269,614,136.02	14.02	8.440	414	81.22	637
Single Family	7073	1,309,745,664.90	68.12	8.582	407	80.74	632
Townhouse	19	2,740,785.32	0.14	8.718	398	81.80	626
Two to Four Units	767	182,259,023.67	9.48	8.645	401	80.00	643
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Investment	1255	165,002,579.04	8.58	9.701	377	83.24	646
Primary	8566	1,741,992,678.09	90.60	8.440	411	80.55	634
Second Home	74	15,692,026.53	0.82	8.494	387	80.86	644
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

State	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
CA	2447	734,400,862.25	38.20	8.142	433	80.02	647
FL	948	174,370,263.77	9.07	8.444	398	80.45	636
IL	594	106,818,409.82	5.56	9.034	390	81.68	632
TX	933	101,374,636.05	5.27	9.015	371	82.90	623
NJ	338	80,740,817.69	4.20	8.952	397	80.37	636
MD	384	77,423,624.85	4.03	8.705	405	79.68	632
WA	325	63,676,027.44	3.31	8.192	413	79.45	621
NY	192	57,858,638.77	3.01	8.567	400	78.37	633
VA	217	54,822,953.50	2.85	8.460	414	80.39	640
GA	355	50,414,818.61	2.62	9.242	387	83.20	617
MI	377	37,580,980.65	1.95	9.666	377	85.07	627
AZ	218	37,574,429.56	1.95	8.333	410	79.59	633
MA	142	34,196,072.82	1.78	8.941	395	80.44	626
CO	190	33,858,124.88	1.76	8.338	418	80.82	619
OR	155	27,532,222.23	1.43	8.128	409	80.75	635
PA	199	24,832,212.92	1.29	9.206	371	81.62	625
TN	245	22,118,497.96	1.15	9.577	368	90.11	599
NC	176	18,242,940.52	0.95	9.469	374	82.56	605
NV	75	15,394,776.15	0.80	8.338	422	81.01	631
CT	79	14,623,906.94	0.76	8.555	374	77.65	609
WI	115	13,441,613.89	0.70	9.409	379	82.21	617
MO	160	13,408,747.51	0.70	9.759	366	84.77	604
UT	67	11,884,899.12	0.62	8.510	386	81.27	637
HI	30	11,843,715.02	0.62	7.298	378	72.02	656
IN	152	10,978,352.84	0.57	9.703	364	86.08	622
MN	62	9,680,181.24	0.50	8.434	388	82.77	622
SC	76	9,158,294.90	0.48	9.084	386	81.41	618
DC	33	8,776,367.27	0.46	8.824	387	78.46	616
AL	95	8,566,277.69	0.45	10.020	381	85.34	605
OH	103	8,371,889.85	0.44	9.902	361	86.90	613
AK	40	7,571,296.82	0.39	8.686	416	83.34	629
NE	51	4,496,662.44	0.23	8.988	366	84.41	617
LA	50	4,254,122.90	0.22	9.545	358	84.56	611
KY	36	3,556,969.65	0.18	9.134	369	84.94	633
NH	17	3,430,267.57	0.18	9.031	371	79.68	592
RI	15	3,353,536.10	0.17	9.595	394	81.52	601
NM	23	3,049,562.37	0.16	8.824	365	81.02	614
ID	23	2,995,504.53	0.16	8.642	410	76.66	621
OK	34	2,806,155.37	0.15	9.400	375	83.06	584
IA	28	2,599,298.54	0.14	9.252	380	84.07	614
WV	16	1,926,426.02	0.10	9.147	378	83.19	603
MT	10	1,856,740.66	0.10	8.623	404	82.36	608
AR	21	1,824,231.46	0.09	10.109	363	87.11	581
ME	11	1,430,651.60	0.07	9.539	359	86.41	600
KS	18	1,243,274.86	0.06	10.140	378	84.40	574
DE	7	990,049.05	0.05	8.708	390	79.98	600
WY	5	535,579.21	0.03	7.749	383	81.21	627
VT	4	533,235.37	0.03	8.588	390	80.72	660
SD	3	195,284.72	0.01	8.706	359	81.60	608
ND	1	72,877.71	0.00	11.700	359	90.00	557
Total:	9895	1,922,687,283.66	100.00	8.549	408	80.78	635

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
<= 4.999	6717	1,519,481,051.54	92.03	8.381	419	80.81	641
5.000 - 5.999	335	71,151,099.17	4.31	9.328	368	76.31	561
6.000 - 6.499	3	669,261.11	0.04	8.194	445	76.36	648
6.500 - 6.999	259	59,315,833.94	3.59	8.965	364	72.12	550
7.000 >=	1	399,871.44	0.02	7.600	479	80.00	680
Total:	7315	1,651,017,117.20	100.00	8.442	415	80.30	634

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.000 - 5.499	1	154,076.10	0.01	6.250	333	80.00	786
5.500 - 5.999	2	842,760.74	0.05	5.864	479	78.22	766
6.000 - 6.499	54	15,477,310.87	0.94	6.340	455	77.77	654
6.500 - 6.999	433	130,718,541.45	7.92	6.778	434	78.32	652
7.000 - 7.499	747	205,305,636.01	12.44	7.264	433	78.71	647
7.500 - 7.999	1159	323,985,511.04	19.62	7.744	431	79.26	649
8.000 - 8.499	1003	260,094,740.65	15.75	8.230	424	78.70	647
8.500 - 8.999	1055	249,747,153.71	15.13	8.713	415	79.14	636
9.000 - 9.499	720	155,062,899.03	9.39	9.210	403	80.02	626
9.500 - 9.999	638	115,293,435.45	6.98	9.722	377	82.41	597
10.000 - 10.499	544	83,584,515.85	5.06	10.232	375	86.06	589
10.500 - 10.999	426	56,873,871.24	3.44	10.709	371	89.15	589
11.000 - 11.499	276	30,884,020.40	1.87	11.188	372	88.99	593
11.500 - 11.999	174	17,334,087.78	1.05	11.677	370	89.95	585
12.000 - 12.499	57	3,919,148.59	0.24	12.171	359	89.47	588
12.500 - 12.999	13	904,789.42	0.05	12.720	359	91.32	616
13.000 - 13.499	7	502,331.68	0.03	13.283	359	86.79	617
13.500 - 13.999	4	231,403.63	0.01	13.584	359	83.91	544
14.000 >=	2	100,883.56	0.01	14.505	359	94.65	592
Total:	7315	1,651,017,117.20	100.00	8.442	415	80.30	634

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
11.000 - 11.499	1	154,076.10	0.01	6.250	333	80.00	786
11.500 - 11.999	2	842,760.74	0.05	5.864	479	78.22	766
12.000 - 12.499	54	15,477,310.87	0.94	6.340	455	77.77	654
12.500 - 12.999	433	130,718,541.45	7.92	6.778	434	78.32	652
13.000 - 13.499	747	205,305,636.01	12.44	7.264	433	78.71	647
13.500 - 13.999	1159	323,985,511.04	19.62	7.744	431	79.26	649
14.000 - 14.499	1003	260,094,740.65	15.75	8.230	424	78.70	647
14.500 - 14.999	1055	249,747,153.71	15.13	8.713	415	79.14	636
15.000 - 15.499	720	155,062,899.03	9.39	9.210	403	80.02	626
15.500 - 15.999	638	115,293,435.45	6.98	9.722	377	82.41	597
16.000 - 16.499	544	83,584,515.85	5.06	10.232	375	86.06	589
16.500 - 16.999	426	56,873,871.24	3.44	10.709	371	89.15	589
17.000 - 17.499	276	30,884,020.40	1.87	11.188	372	88.99	593
17.500 - 17.999	174	17,334,087.78	1.05	11.677	370	89.95	585
18.000 - 18.499	57	3,919,148.59	0.24	12.171	359	89.47	588
18.500 - 18.999	13	904,789.42	0.05	12.720	359	91.32	616
19.000 - 19.499	7	502,331.68	0.03	13.283	359	86.79	617
19.500 - 19.999	4	231,403.63	0.01	13.584	359	83.91	544
20.000 - 20.499	1	46,891.55	0.00	14.050	359	100.00	609
20.500 - 20.999	1	53,992.01	0.00	14.900	359	90.00	578
Total:	7315	1,651,017,117.20	100.00	8.442	415	80.30	634

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	349	108,581,988.75	6.58	7.679	359	79.97	662
2.000	5439	1,207,319,604.39	73.13	8.514	421	80.54	631
3.000	1527	335,115,524.06	20.30	8.432	409	79.54	635
Total:	7315	1,651,017,117.20	100.00	8.442	415	80.30	634

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	7315	1,651,017,117.20	100.00	8.442	415	80.30	634
Total:	7315	1,651,017,117.20	100.00	8.442	415	80.30	634

Mortgage Loan Statistics – Group I

		Minimum	Maximum
Scheduled Principal Balance	$1,000,213,552	$10,577	$748,560
Average Scheduled Principal Balance	$156,015
Number of Mortgage Loans	6411

Weighted Average Gross Coupon	8.566%	5.800%	12.750%
Weighted Average FICO Score	627	488	813
Weighted Average Combined Original LTV	79.95%	9.00%	100.00%
Weighted Average DTI	42.95%	20.00%	60.00%

Weighted Average Original Term	403 months	180 months	480 months
Weighted Average Stated Remaining Term	402 months	176 months	480 months
Weighted Average Seasoning	1 months	0 months	12 months

Weighted Average Gross Margin	5.127%	4.990%	6.990%
Weighted Average Minimum Interest Rate	8.484%	5.800%	12.650%
Weighted Average Maximum Interest Rate	14.484%	11.800%	18.650%
Weighted Average Initial Rate Cap	2.187%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Original Months to Roll	29 months	12 months	60 months
Maturity Date		January 1 2021	May 1 2046

ARM	82.82%	Full Documentation	49.34%
Fixed Rate	17.18%	Limited Documentation	3.59%
		Stated Income Documentation	47.07%
Fixed - 15 Year	0.22%
Fixed - 20 Year	0.06%	Cash Out Refinance	35.84%
Fixed - 30 Year	15.49%	Purchase	60.18%
Fixed - 40 Year	1.40%	Rate/Term Refinance	3.98%
ARM - 2 Yr/6 Mth	59.91%
ARM - 2 Yr/6 Mth IO	3.59%	Condominium	8.54%
ARM - 3 Yr/6 Mth	7.40%	Planned Unit Development	12.88%
ARM - 3 Yr/6 Mth IO	0.38%	Single Family	69.08%
ARM - 5 Yr/6 Mth	10.78%	Townhouse	0.17%
ARM - 5 Yr/6 Mth IO	0.76%	Two to Four Units	9.33%

		Non-owner	3.84%
Interest Only	4.74%	Primary	95.86%
Not Interest Only	95.26%	Second Home	0.30%

Prepay Penalty: 0	34.93%	Top 5 States:
Prepay Penalty: 12 months	3.49%	California	27.44%
Prepay Penalty: 24 months	40.98%	Florida	10.03%
Prepay Penalty: 36 months	20.61%	Texas	6.84%
		Illinois	6.09%
First Lien	95.14%	Maryland	4.83%
Second Lien	4.86%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	798	28,607,723.71	2.86	10.759	356	93.56	633
50,000.01 - 100,000.00	1566	117,934,183.79	11.79	9.727	365	85.49	619
100,000.01 - 150,000.00	1272	157,863,558.91	15.78	8.732	384	80.19	610
150,000.01 - 200,000.00	934	163,004,338.41	16.30	8.392	400	78.40	621
200,000.01 - 250,000.00	617	138,783,346.04	13.88	8.400	410	78.22	626
250,000.01 - 300,000.00	535	146,377,648.45	14.63	8.103	421	78.45	635
300,000.01 - 350,000.00	350	112,917,317.06	11.29	8.217	424	78.93	633
350,000.01 - 400,000.00	236	88,490,539.45	8.85	8.073	424	78.24	646
400,000.01 - 450,000.00	70	29,181,266.94	2.92	8.052	419	77.81	649
450,000.01 - 500,000.00	17	8,014,000.63	0.80	8.137	409	79.91	652
500,000.01 - 550,000.00	10	5,202,660.41	0.52	7.996	407	78.99	686
550,000.01 - 600,000.00	3	1,798,887.91	0.18	7.433	399	67.72	620
600,000.01 - 650,000.00	1	629,708.96	0.06	8.600	354	79.50	586
650,000.01 - 700,000.00	1	659,810.94	0.07	8.000	479	80.00	662
700,000.01 - 750,000.00	1	748,560.07	0.07	8.650	359	66.28	685
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	1	299,840.99	0.03	5.800	479	75.00	693
6.000 - 6.499	42	9,635,954.15	0.96	6.368	427	74.30	644
6.500 - 6.999	337	78,194,511.49	7.82	6.781	415	74.95	649
7.000 - 7.499	578	116,020,633.90	11.60	7.261	421	76.82	644
7.500 - 7.999	879	178,502,725.71	17.85	7.744	420	77.81	643
8.000 - 8.499	765	147,193,268.83	14.72	8.235	413	78.05	639
8.500 - 8.999	822	152,085,072.57	15.21	8.705	404	78.20	631
9.000 - 9.499	563	95,363,942.48	9.53	9.218	391	79.59	612
9.500 - 9.999	630	75,299,125.27	7.53	9.738	374	82.21	590
10.000 - 10.499	356	45,942,477.41	4.59	10.215	371	84.96	573
10.500 - 10.999	529	44,761,998.08	4.48	10.726	366	91.98	604
11.000 - 11.499	468	30,813,386.50	3.08	11.174	365	93.55	602
11.500 - 11.999	368	21,757,901.66	2.18	11.687	359	96.04	613
12.000 - 12.499	55	3,292,018.36	0.33	12.197	359	95.33	601
12.500 - 12.999	18	1,050,694.28	0.11	12.648	351	95.73	610
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
400 - 499	1	305,749.46	0.03	8.750	352	80.00	488
500 - 524	341	54,691,545.79	5.47	9.605	358	72.90	512
525 - 549	407	61,789,333.00	6.18	9.449	358	75.85	538
550 - 574	456	63,838,577.10	6.38	9.378	371	80.04	563
575 - 599	480	68,966,871.42	6.90	9.230	375	82.70	586
600 - 624	1307	187,327,421.37	18.73	8.260	408	80.31	613
625 - 649	1557	243,316,253.25	24.33	8.386	416	80.33	636
650 - 674	870	140,452,588.20	14.04	8.275	417	80.65	661
675 - 699	509	90,445,375.22	9.04	8.148	418	80.64	686
700 >=	483	89,079,836.87	8.91	8.239	415	81.33	730
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Combined Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 49.99	127	16,808,928.32	1.68	8.017	365	39.03	592
50.00 - 54.99	63	12,224,474.84	1.22	7.950	372	52.60	591
55.00 - 59.99	62	12,292,766.76	1.23	7.929	366	57.33	598
60.00 - 64.99	108	21,206,856.71	2.12	7.984	375	62.28	580
65.00 - 69.99	147	28,971,435.21	2.90	8.219	363	67.19	590
70.00 - 74.99	220	38,760,817.00	3.88	8.361	368	71.51	572
75.00 - 79.99	325	58,116,962.22	5.81	8.502	378	77.22	594
80.00 - 80.00	3282	625,087,781.85	62.50	8.161	422	80.00	644
80.01 - 84.99	47	7,684,641.14	0.77	8.868	374	83.26	597
85.00 - 89.99	199	31,102,304.72	3.11	9.640	370	85.91	584
90.00 - 94.99	441	57,396,826.08	5.74	9.920	375	90.13	599
95.00 - 99.99	239	23,576,426.64	2.36	10.534	371	95.35	595
100.00	1151	66,983,330.19	6.70	10.840	361	100.00	638
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds(%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01 - 49.99	123	16,235,565.00	1.62	7.992	365	38.83	592
50.00 - 54.99	64	12,419,349.21	1.24	7.954	372	52.58	591
55.00 - 59.99	62	12,149,265.14	1.21	7.976	362	57.33	596
60.00 - 64.99	107	21,030,897.20	2.10	7.977	374	62.27	580
65.00 - 69.99	146	28,760,422.46	2.88	8.231	363	67.18	589
70.00 - 74.99	214	37,319,225.58	3.73	8.379	366	71.51	570
75.00 - 79.99	274	47,063,242.84	4.71	8.564	367	76.74	583
80.00 - 80.00	505	82,427,124.05	8.24	8.730	369	80.00	585
80.01 - 84.99	44	7,464,401.17	0.75	8.855	375	83.24	595
85.00 - 89.99	144	26,096,748.20	2.61	9.455	372	86.18	592
90.00 - 94.99	356	54,798,287.37	5.48	9.431	389	90.34	612
95.00 - 99.99	355	52,313,969.62	5.23	8.906	402	96.68	629
100.00	4017	602,135,053.84	60.20	8.482	420	100.00	649
Total:	6411	1,000,213,551.68	100.00	8.566	402	91.17	627

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
180	30	2,186,235.19	0.22	8.744	179	69.63	624
240	9	627,384.45	0.06	8.555	239	74.02	629
360	4772	632,144,219.28	63.20	8.886	359	80.05	614
480	1600	365,255,712.76	36.52	8.012	479	79.85	650
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Stated Remaining Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
121 - 180	30	2,186,235.19	0.22	8.744	179	69.63	624
181 - 240	9	627,384.45	0.06	8.555	239	74.02	629
241 - 360	4772	632,144,219.28	63.20	8.886	359	80.05	614
361 >=	1600	365,255,712.76	36.52	8.012	479	79.85	650
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

DTI (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.00 - 20.00	41	5,083,750.71	0.51	8.608	370	74.75	620
20.01 - 25.00	241	27,336,559.72	2.73	8.695	373	76.53	615
25.01 - 30.00	372	49,734,587.59	4.97	8.740	388	78.19	620
30.01 - 35.00	591	79,178,257.36	7.92	8.620	390	78.80	620
35.01 - 40.00	947	137,322,073.38	13.73	8.622	397	79.68	627
40.01 - 45.00	1549	239,915,173.89	23.99	8.538	407	80.54	637
45.01 - 50.00	2293	388,346,192.96	38.83	8.489	413	81.34	635
50.01 - 55.00	373	72,691,321.48	7.27	8.731	377	75.30	574
55.01 - 60.00	4	605,634.59	0.06	9.331	359	72.10	574
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
ARM	4515	828,376,718.21	82.82	8.484	410	79.70	627
Fixed Rate	1896	171,836,833.47	17.18	8.964	366	81.14	630
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Fixed - 15 Year	30	2,186,235.19	0.22	8.744	179	69.63	624
Fixed - 20 Year	9	627,384.45	0.06	8.555	239	74.02	629
Fixed - 30 Year	1781	154,975,121.48	15.49	9.074	359	81.72	629
Fixed - 40 Year	76	14,048,092.35	1.40	7.807	479	76.95	644
ARM - 2 Yr/6 Mth	3312	599,217,528.36	59.91	8.531	413	79.91	622
ARM - 2 Yr/6 Mth IO	141	35,951,376.00	3.59	7.758	359	80.04	679
ARM - 3 Yr/6 Mth	405	73,997,457.61	7.40	8.484	427	79.45	632
ARM - 3 Yr/6 Mth IO	16	3,776,279.99	0.38	7.749	359	77.19	683
ARM - 5 Yr/6 Mth	611	107,788,696.98	10.78	8.553	399	78.92	624
ARM - 5 Yr/6 Mth IO	30	7,645,379.27	0.76	7.573	359	76.77	672
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Interest Only	187	47,373,035.26	4.74	7.727	359	79.29	679
Not Interest Only	6224	952,840,516.42	95.26	8.608	404	79.98	625
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Interest Only Term	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	6224	952,840,516.42	95.26	8.608	404	79.98	625
24	141	35,951,376.00	3.59	7.758	359	80.04	679
36	16	3,776,279.99	0.38	7.749	359	77.19	683
60	30	7,645,379.27	0.76	7.573	359	76.77	672
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	2429	349,327,165.95	34.93	8.996	393	80.57	624
12	170	34,924,940.86	3.49	8.547	406	78.29	639
24	2541	409,863,249.34	40.98	8.488	408	80.52	628
36	1271	206,098,195.53	20.61	7.997	405	78.06	630
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1	5389	951,634,833.66	95.14	8.438	404	78.94	626
2	1022	48,578,718.02	4.86	11.068	358	99.79	655
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Full Documentation	3469	493,497,756.17	49.34	8.381	392	79.70	605
Limited Documentation	190	35,895,862.24	3.59	8.330	408	80.57	620
Stated Income Documentation	2752	470,819,933.27	47.07	8.778	412	80.16	651
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Purchase	4117	601,901,128.34	60.18	8.593	415	82.94	646
Refi - Cash Out	2043	358,469,041.35	35.84	8.506	382	74.78	599
Refi - Rate Term	251	39,843,381.99	3.98	8.697	382	81.27	600
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Condominium	533	85,452,735.58	8.54	8.326	417	80.47	645
Planned Unit Development	799	128,804,225.02	12.88	8.450	406	80.58	629
Single Family	4658	690,934,305.37	69.08	8.621	400	80.02	623
Townhouse	13	1,666,415.57	0.17	8.758	400	82.25	615
Two to Four Units	408	93,355,870.14	9.33	8.538	400	78.03	641
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Investment	300	38,405,030.25	3.84	9.391	371	77.01	620
Primary	6094	958,836,675.98	95.86	8.532	403	80.10	628
Second Home	17	2,971,845.45	0.30	8.902	377	71.26	602
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

State	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
CA	1183	274,416,580.36	27.44	8.116	428	78.05	642
FL	645	100,288,958.83	10.03	8.384	396	79.07	628
TX	712	68,459,346.08	6.84	8.997	366	82.71	616
IL	420	60,947,688.48	6.09	8.913	391	81.02	628
MD	271	48,285,439.06	4.83	8.706	404	78.96	625
NJ	225	47,433,351.52	4.74	8.971	398	79.34	633
WA	252	42,593,074.97	4.26	8.176	414	80.21	624
GA	278	32,072,258.32	3.21	9.261	388	83.51	613
NY	110	29,009,134.44	2.90	8.381	401	76.04	636
VA	135	28,945,097.43	2.89	8.409	412	79.23	638
AZ	185	26,965,255.88	2.70	8.262	399	79.61	631
CO	146	21,293,278.12	2.13	8.302	427	81.21	625
OR	130	20,335,790.16	2.03	8.046	423	80.40	636
MA	94	19,401,671.65	1.94	8.938	389	78.16	615
MI	163	16,012,474.19	1.60	9.272	371	83.69	605
TN	170	15,046,411.37	1.50	9.597	361	90.38	590
PA	131	14,093,861.21	1.41	9.016	367	81.52	608
NC	138	13,733,657.69	1.37	9.405	373	82.57	596
WI	104	12,143,660.09	1.21	9.225	380	81.83	617
CT	65	11,059,767.70	1.11	8.431	379	77.10	609
NV	54	9,921,484.91	0.99	8.459	420	79.98	624
MO	101	8,634,694.46	0.86	9.538	370	83.75	590
UT	51	7,033,560.49	0.70	8.537	399	82.06	622
IN	77	6,692,502.59	0.67	9.162	368	84.63	609
MN	49	6,665,689.85	0.67	8.389	401	81.27	624
SC	60	5,931,952.07	0.59	9.412	378	83.22	609
AK	32	5,867,936.27	0.59	8.699	411	83.82	623
HI	18	5,808,679.59	0.58	7.033	388	72.22	653
AL	67	5,308,785.62	0.53	9.960	367	85.29	582
DC	21	3,968,751.42	0.40	8.611	396	75.50	632
NE	42	3,393,129.66	0.34	8.994	368	84.25	621
OH	38	3,241,455.90	0.32	9.573	363	87.52	611
LA	38	3,026,625.88	0.30	9.413	358	83.98	608
OK	31	2,501,659.54	0.25	9.357	371	82.60	587
RI	11	2,247,835.58	0.22	9.186	412	80.15	612
NM	18	2,047,596.58	0.20	9.267	369	80.89	587
NH	12	1,946,476.87	0.19	9.267	368	77.51	582
ID	16	1,777,011.45	0.18	8.443	427	76.84	634
IA	21	1,643,756.19	0.16	9.115	392	80.55	602
KY	18	1,507,877.81	0.15	9.372	383	85.95	603
AR	15	1,415,781.05	0.14	10.115	364	84.95	569
MT	9	1,376,923.53	0.14	9.188	377	83.18	602
WV	12	1,246,747.11	0.12	9.022	389	82.36	585
ME	9	1,130,579.40	0.11	9.013	359	84.50	588
KS	15	1,101,793.78	0.11	10.050	381	85.53	571
DE	6	900,529.52	0.09	8.584	393	79.98	607
WY	5	535,579.21	0.05	7.749	383	81.21	627
VT	4	533,235.37	0.05	8.588	390	80.72	660
SD	3	195,284.72	0.02	8.706	359	81.60	608
ND	1	72,877.71	0.01	11.700	359	90.00	557
Total:	6411	1,000,213,551.68	100.00	8.566	402	79.95	627

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
<= 4.999	4059	743,762,869.07	89.79	8.404	415	80.37	635
5.000 - 5.999	238	42,452,974.05	5.12	9.340	369	75.81	556
6.000 - 6.499	2	181,909.05	0.02	9.250	356	80.00	653
6.500 - 6.999	216	41,978,966.04	5.07	9.016	360	71.92	547
Total:	4515	828,376,718.21	100.00	8.484	410	79.70	627

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	1	299,840.99	0.04	5.800	479	75.00	693
6.000 - 6.499	35	8,132,619.65	0.98	6.368	444	76.03	642
6.500 - 6.999	246	57,902,718.06	6.99	6.798	431	77.74	650
7.000 - 7.499	449	94,861,104.70	11.45	7.259	431	77.93	647
7.500 - 7.999	710	152,688,659.20	18.43	7.745	428	78.72	646
8.000 - 8.499	662	132,338,703.00	15.98	8.236	418	78.48	641
8.500 - 8.999	722	139,031,033.93	16.78	8.705	407	78.36	632
9.000 - 9.499	489	86,773,315.00	10.48	9.215	394	79.43	613
9.500 - 9.999	402	62,670,139.18	7.57	9.726	376	81.14	584
10.000 - 10.499	300	41,483,382.48	5.01	10.216	373	85.13	572
10.500 - 10.999	239	27,839,059.82	3.36	10.708	370	89.55	572
11.000 - 11.499	137	14,526,230.29	1.75	11.164	374	89.14	573
11.500 - 11.999	91	7,793,797.03	0.94	11.664	362	90.49	571
12.000 - 12.499	27	1,656,950.14	0.20	12.163	359	91.83	574
12.500 - 12.999	5	379,164.74	0.05	12.585	359	93.70	614
Total:	4515	828,376,718.21	100.00	8.484	410	79.70	627

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
11.500 - 11.999	1	299,840.99	0.04	5.800	479	75.00	693
12.000 - 12.499	35	8,132,619.65	0.98	6.368	444	76.03	642
12.500 - 12.999	246	57,902,718.06	6.99	6.798	431	77.74	650
13.000 - 13.499	449	94,861,104.70	11.45	7.259	431	77.93	647
13.500 - 13.999	710	152,688,659.20	18.43	7.745	428	78.72	646
14.000 - 14.499	662	132,338,703.00	15.98	8.236	418	78.48	641
14.500 - 14.999	722	139,031,033.93	16.78	8.705	407	78.36	632
15.000 - 15.499	489	86,773,315.00	10.48	9.215	394	79.43	613
15.500 - 15.999	402	62,670,139.18	7.57	9.726	376	81.14	584
16.000 - 16.499	300	41,483,382.48	5.01	10.216	373	85.13	572
16.500 - 16.999	239	27,839,059.82	3.36	10.708	370	89.55	572
17.000 - 17.499	137	14,526,230.29	1.75	11.164	374	89.14	573
17.500 - 17.999	91	7,793,797.03	0.94	11.664	362	90.49	571
18.000 - 18.499	27	1,656,950.14	0.20	12.163	359	91.83	574
18.500 - 18.999	5	379,164.74	0.05	12.585	359	93.70	614
Total:	4515	828,376,718.21	100.00	8.484	410	79.70	627

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	152	37,413,088.86	4.52	7.800	359	80.19	676
2.000	3305	598,386,807.07	72.24	8.531	413	79.91	622
3.000	1058	192,576,822.28	23.25	8.469	408	78.98	630
Total:	4515	828,376,718.21	100.00	8.484	410	79.70	627

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	4515	828,376,718.21	100.00	8.484	410	79.70	627
Total:	4515	828,376,718.21	100.00	8.484	410	79.70	627

Mortgage Loan Statistics – Group 2

		Minimum	Maximum
Scheduled Principal Balance	$922,473,732	$13,094	$1,299,016
Average Scheduled Principal Balance	$264,774
Number of Mortgage Loans	3484

Weighted Average Gross Coupon	8.529%	5.900%	14.900%
Weighted Average FICO Score	643	500	808
Weighted Average Combined Original LTV	81.68%	5.31%	100.00%
Weighted Average DTI	40.25%	1.00%	62.00%

Weighted Average Original Term	416 months	180 months	480 months
Weighted Average Stated Remaining Term	415 months	179 months	480 months
Weighted Average Seasoning	2 months	0 months	27 months

Weighted Average Gross Margin	5.062%	4.990%	7.400%
Weighted Average Minimum Interest Rate	8.401%	5.250%	14.990%
Weighted Average Maximum Interest Rate	14.401%	11.250%	20.900%
Weighted Average Initial Rate Cap	2.087%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Original Months to Roll	27 months	3 months	60 months
Maturity Date		April 1 2021	May 1 2046

ARM	89.18%	Full Documentation	38.16%
Fixed Rate	10.82%	Limited Documentation	3.72%
		Stated Income Documentation	58.11%
Fixed - 15 Year	0.13%
Fixed - 20 Year	0.05%	Cash Out Refinance	20.84%
Fixed - 30 Year	9.26%	Purchase	77.11%
Fixed - 40 Year	1.38%	Rate/Term Refinance	2.04%
ARM - 2 Yr/6 Mth	66.10%
ARM - 2 Yr/6 Mth IO	7.62%	Single Family	67.08%
ARM - 3 Yr/6 Mth	5.69%	Condominium	7.90%
ARM - 3 Yr/6 Mth IO	0.36%	Planned Unit Development	15.26%
ARM - 5 Yr/6 Mth	7.65%	Townhouse	0.12%
ARM - 5 Yr/6 Mth IO	1.77%	Two to Four Units	9.64%

		Non-owner	13.72%
Interest Only	9.74%	Primary	84.90%
Not Interest Only	90.26%	Second Home	1.38%

Prepay Penalty: 0	30.24%	Top 5 States:
Prepay Penalty: 12 months	7.18%	California	49.86%
Prepay Penalty: 24 months	44.02%	Florida	8.03%
Prepay Penalty: 36 months	18.56%	Illinois	4.97%
		New Jersey	3.61%
First Lien	94.84%	Texas	3.57%
Second Lien	5.16%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	212	8,142,469.48	0.88	10.744	360	88.47	636
50,000.01 - 100,000.00	704	53,140,682.13	5.76	10.420	360	89.14	639
100,000.01 - 150,000.00	510	62,869,868.44	6.82	10.003	370	90.01	649
150,000.01 - 200,000.00	312	54,995,793.08	5.96	9.101	385	84.93	640
200,000.01 - 250,000.00	258	57,964,960.79	6.28	8.725	407	82.24	631
250,000.01 - 300,000.00	211	57,904,933.82	6.28	8.245	415	81.40	638
300,000.01 - 350,000.00	178	58,011,096.97	6.29	7.960	423	80.32	650
350,000.01 - 400,000.00	171	63,898,623.85	6.93	8.005	437	81.42	643
400,000.01 - 450,000.00	208	89,355,636.58	9.69	8.043	425	79.95	646
450,000.01 - 500,000.00	219	104,020,295.03	11.28	8.039	436	79.80	647
500,000.01 - 550,000.00	158	82,960,106.23	8.99	8.112	427	79.79	646
550,000.01 - 600,000.00	126	72,513,931.34	7.86	8.179	438	79.71	641
600,000.01 - 650,000.00	64	40,028,432.36	4.34	8.137	431	79.98	648
650,000.01 - 700,000.00	50	34,225,272.27	3.71	8.090	409	79.95	636
700,000.01 - 750,000.00	45	32,722,892.77	3.55	8.431	417	79.32	635
750,000.01 - 800,000.00	28	21,898,504.79	2.37	8.851	427	78.63	664
800,000.01 - 850,000.00	7	5,806,125.51	0.63	8.880	393	73.79	629
850,000.01 - 900,000.00	9	7,843,819.03	0.85	9.249	372	78.34	623
900,000.01 - 950,000.00	2	1,857,864.70	0.20	9.348	419	74.97	637
950,000.01 - 1,000,000.00	7	6,877,997.14	0.75	9.041	411	76.51	602
1,000,000.01 >=	5	5,434,425.67	0.59	8.135	427	76.11	671
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	1	542,919.75	0.06	5.900	479	80.00	806
6.000 - 6.499	23	8,791,771.13	0.95	6.330	448	78.98	672
6.500 - 6.999	217	84,870,384.35	9.20	6.763	429	78.11	654
7.000 - 7.499	316	116,598,946.81	12.64	7.270	430	78.94	648
7.500 - 7.999	487	180,339,730.46	19.55	7.742	431	79.66	652
8.000 - 8.499	364	133,315,865.06	14.45	8.226	429	78.79	652
8.500 - 8.999	359	116,652,238.50	12.65	8.720	422	80.05	640
9.000 - 9.499	249	72,479,129.55	7.86	9.208	416	80.90	644
9.500 - 9.999	307	59,590,783.86	6.46	9.730	375	84.86	617
10.000 - 10.499	268	45,469,167.23	4.93	10.246	377	87.20	610
10.500 - 10.999	321	43,762,414.32	4.74	10.730	368	92.17	634
11.000 - 11.499	256	26,978,584.46	2.92	11.217	366	92.66	624
11.500 - 11.999	230	25,839,309.78	2.80	11.705	365	95.96	628
12.000 - 12.499	56	5,215,758.89	0.57	12.191	359	94.34	622
12.500 - 12.999	16	1,164,915.18	0.13	12.695	359	91.60	637
13.000 - 13.499	8	529,525.46	0.06	13.268	359	86.70	616
13.500 - 13.999	4	231,403.63	0.03	13.584	359	83.91	544
14.000 - 14.499	1	46,891.55	0.01	14.050	359	100.00	609
14.500 >=	1	53,992.01	0.01	14.900	359	90.00	578
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
500 - 524	59	19,511,927.93	2.12	9.701	358	75.32	512
525 - 549	119	37,655,344.89	4.08	9.572	358	77.57	538
550 - 574	156	35,834,684.08	3.88	9.529	373	79.83	562
575 - 599	196	40,997,495.98	4.44	9.585	385	85.55	588
600 - 624	649	166,935,120.97	18.10	8.245	412	81.15	614
625 - 649	932	245,052,476.51	26.56	8.352	433	81.59	636
650 - 674	558	150,145,455.90	16.28	8.401	421	82.08	662
675 - 699	393	109,025,834.59	11.82	8.290	419	82.54	686
700 >=	422	117,315,391.13	12.72	8.488	419	82.94	733
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Combined Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0.01 - 49.99	25	4,052,573.16	0.44	7.903	355	42.42	577
50.00 - 54.99	12	3,105,839.30	0.34	7.618	377	52.34	596
55.00 - 59.99	14	3,760,262.28	0.41	7.655	338	57.71	621
60.00 - 64.99	25	8,350,892.88	0.91	8.542	372	62.51	585
65.00 - 69.99	50	20,834,019.21	2.26	8.192	376	67.01	612
70.00 - 74.99	63	24,405,269.18	2.65	8.382	384	71.76	598
75.00 - 79.99	125	49,186,276.30	5.33	8.283	405	77.66	622
80.00 - 80.00	1640	587,929,203.66	63.73	7.962	434	80.00	650
80.01 - 84.99	32	10,578,925.07	1.15	8.648	372	83.50	644
85.00 - 89.99	214	42,666,281.31	4.63	9.912	385	85.46	608
90.00 - 94.99	721	94,446,459.97	10.24	9.963	380	90.11	653
95.00 - 99.99	96	18,037,846.80	1.96	10.377	382	95.57	611
100.00	467	55,119,882.86	5.98	11.000	365	100.00	652
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds(%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01 - 49.99	25	4,052,573.16	0.44	7.903	355	42.42	577
50.00 - 54.99	12	3,105,839.30	0.34	7.618	377	52.34	596
55.00 - 59.99	13	3,480,262.28	0.38	7.619	336	57.70	618
60.00 - 64.99	24	8,276,979.70	0.90	8.547	372	62.49	584
65.00 - 69.99	44	18,673,159.42	2.02	8.177	370	67.01	602
70.00 - 74.99	59	22,673,638.99	2.46	8.362	383	71.71	597
75.00 - 79.99	80	32,170,683.35	3.49	8.319	381	77.04	607
80.00 - 80.00	186	60,279,142.07	6.53	8.568	378	80.00	601
80.01 - 84.99	28	9,835,325.57	1.07	8.595	373	83.52	648
85.00 - 89.99	144	36,842,735.30	3.99	9.694	391	85.85	612
90.00 - 94.99	517	85,280,472.24	9.24	9.456	390	90.33	655
95.00 - 99.99	207	57,884,866.49	6.27	8.774	415	96.64	636
100.00	2145	579,918,054.11	62.87	8.334	431	100.00	655
Total:	3484	922,473,731.98	100.00	8.529	415	93.77	643

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
180	6	1,218,469.79	0.13	8.031	179	66.48	640
240	1	417,686.82	0.05	6.900	239	80.48	716
360	2388	485,055,570.48	52.58	9.020	359	82.83	632
480	1089	435,782,004.89	47.24	7.986	478	80.45	655
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Stated Remaining Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
121 - 180	6	1,218,469.79	0.13	8.031	179	66.48	640
181 - 240	1	417,686.82	0.05	6.900	239	80.48	716
241 – 360	2388	485,055,570.48	52.58	9.020	359	82.83	632
361 >=	1089	435,782,004.89	47.24	7.986	478	80.45	655
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

DTI (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.00 - 20.00	481	84,503,641.93	9.16	8.795	388	79.42	638
20.01 - 25.00	141	23,410,351.18	2.54	9.201	372	84.04	642
25.01 - 30.00	213	46,919,425.29	5.09	8.802	396	82.06	641
30.01 - 35.00	276	64,335,929.16	6.97	8.661	403	82.35	646
35.01 - 40.00	446	118,480,145.23	12.84	8.641	415	82.13	644
40.01 - 45.00	678	188,934,148.40	20.48	8.340	423	81.81	647
45.01 - 50.00	1097	342,953,037.40	37.18	8.405	429	81.99	647
50.01 - 55.00	149	52,593,962.49	5.70	8.637	383	79.63	606
55.01 - 60.00	1	70,175.78	0.01	11.150	359	90.00	625
60.01 >=	2	272,915.12	0.03	8.490	455	84.00	624
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
ARM	2800	822,640,398.99	89.18	8.401	420	80.90	641
Fixed Rate	684	99,833,332.99	10.82	9.588	371	88.14	655
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Fixed - 15 Year	6	1,218,469.79	0.13	8.031	179	66.48	640
Fixed - 20 Year	1	417,686.82	0.05	6.900	239	80.48	716
Fixed - 30 Year	645	85,465,755.53	9.26	9.847	359	89.72	654
Fixed - 40 Year	32	12,731,420.85	1.38	8.090	479	79.87	663
ARM - 2 Yr/6 Mth	2138	609,761,527.24	66.10	8.497	429	81.17	640
ARM - 2 Yr/6 Mth IO	192	70,254,747.55	7.62	7.603	359	79.79	654
ARM - 3 Yr/6 Mth	179	52,460,481.57	5.69	8.408	434	80.46	643
ARM - 3 Yr/6 Mth IO	10	3,319,840.00	0.36	7.321	359	76.61	650
ARM - 5 Yr/6 Mth	238	70,531,251.70	7.65	8.605	409	81.13	636
ARM - 5 Yr/6 Mth IO	43	16,312,550.93	1.77	7.549	359	76.86	650
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Interest Only	245	89,887,138.48	9.74	7.583	359	79.14	653
Not Interest Only	3239	832,586,593.50	90.26	8.632	421	81.96	642
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Interest Only Term	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	3239	832,586,593.50	90.26	8.632	421	81.96	642
24	192	70,254,747.55	7.62	7.603	359	79.79	654
36	10	3,319,840.00	0.36	7.321	359	76.61	650
60	43	16,312,550.93	1.77	7.549	359	76.86	650
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
0	1047	278,923,505.47	30.24	9.065	403	82.12	644
12	175	66,208,608.20	7.18	8.501	422	80.59	646
24	1531	406,110,029.71	44.02	8.338	420	81.64	641
36	731	171,231,588.60	18.56	8.123	419	81.49	645
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1	3028	874,914,173.64	94.84	8.387	418	80.71	642
2	456	47,559,558.34	5.16	11.157	359	99.64	665
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Full Documentation	1420	352,043,964.16	38.16	8.195	401	81.45	627
Limited Documentation	97	34,347,295.25	3.72	8.181	416	81.32	637
Stated Income Documentation	1967	536,082,472.57	58.11	8.771	423	81.86	654
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Purchase	2923	711,364,465.14	77.11	8.553	421	82.94	651
Refi - Cash Out	511	192,270,240.74	20.84	8.439	394	77.18	615
Refi - Rate Term	50	18,839,026.10	2.04	8.566	390	80.38	608
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Condominium	281	72,874,938.17	7.90	8.359	415	82.22	652
Planned Unit Development	423	140,809,911.00	15.26	8.430	421	81.79	644
Single Family	2415	618,811,359.53	67.08	8.539	415	81.54	641
Townhouse	6	1,074,369.75	0.12	8.654	394	81.10	643
Two to Four Units	359	88,903,153.53	9.64	8.758	401	82.06	645
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
Investment	955	126,597,548.79	13.72	9.796	379	85.12	653
Primary	2472	783,156,002.11	84.90	8.327	421	81.10	641
Second Home	57	12,720,181.08	1.38	8.399	390	83.10	654
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

State	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
CA	1264	459,984,281.89	49.86	8.158	436	81.19	650
FL	303	74,081,304.94	8.03	8.525	402	82.32	646
IL	174	45,870,721.34	4.97	9.195	389	82.55	637
NJ	113	33,307,466.17	3.61	8.926	394	81.84	639
TX	221	32,915,289.97	3.57	9.052	380	83.29	637
MD	113	29,138,185.79	3.16	8.703	407	80.86	645
NY	82	28,849,504.33	3.13	8.755	399	80.72	629
VA	82	25,877,856.07	2.81	8.517	415	81.69	643
MI	214	21,568,506.46	2.34	9.959	382	86.10	643
WA	73	21,082,952.47	2.29	8.225	411	77.91	614
GA	77	18,342,560.29	1.99	9.209	385	82.66	624
MA	48	14,794,401.17	1.60	8.945	403	83.44	640
CO	44	12,564,846.76	1.36	8.400	404	80.15	610
PA	68	10,738,351.71	1.16	9.455	376	81.76	646
AZ	33	10,609,173.68	1.15	8.514	438	79.54	636
OR	25	7,196,432.07	0.78	8.361	372	81.74	631
TN	75	7,072,086.59	0.77	9.535	383	89.52	619
HI	12	6,035,035.43	0.65	7.554	369	71.82	658
NV	21	5,473,291.24	0.59	8.118	425	82.88	643
OH	65	5,130,433.95	0.56	10.109	359	86.51	615
UT	16	4,851,338.63	0.53	8.472	366	80.12	658
DC	12	4,807,615.85	0.52	9.000	379	80.90	604
MO	59	4,774,053.05	0.52	10.159	359	86.61	629
NC	38	4,509,282.83	0.49	9.665	379	82.54	632
IN	75	4,285,850.25	0.46	10.548	359	88.33	642
CT	14	3,564,139.24	0.39	8.940	358	79.36	608
AL	28	3,257,492.07	0.35	10.118	404	85.42	641
SC	16	3,226,342.83	0.35	8.481	400	78.10	633
MN	13	3,014,491.39	0.33	8.535	359	86.10	617
KY	18	2,049,091.84	0.22	8.958	359	84.19	654
AK	8	1,703,360.55	0.18	8.639	435	81.68	652
NH	5	1,483,790.70	0.16	8.721	375	82.53	606
WI	11	1,297,953.80	0.14	11.129	367	85.77	613
LA	12	1,227,497.02	0.13	9.871	359	85.99	617
ID	7	1,218,493.08	0.13	8.931	386	76.39	603
RI	4	1,105,700.52	0.12	10.428	359	84.32	578
NE	9	1,103,532.78	0.12	8.970	359	84.91	604
NM	5	1,001,965.79	0.11	7.920	358	81.28	670
IA	7	955,542.35	0.10	9.489	358	90.13	635
WV	4	679,678.91	0.07	9.377	359	84.71	634
MT	1	479,817.13	0.05	7.000	479	80.00	624
AR	6	408,450.41	0.04	10.089	359	94.57	625
OK	3	304,495.83	0.03	9.753	407	86.85	556
ME	2	300,072.20	0.03	11.519	358	93.58	644
KS	3	141,481.08	0.02	10.844	359	75.55	599
DE	1	89,519.53	0.01	9.950	358	80.00	536
Total:	3484	922,473,731.98	100.00	8.529	415	81.68	643

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
<= 4.999	2658	775,718,182.47	94.30	8.358	423	81.23	646
5.000 - 5.999	97	28,698,125.12	3.49	9.310	366	77.06	568
6.000 - 6.499	1	487,352.06	0.06	7.800	479	75.00	646
6.500 - 6.999	43	17,336,867.90	2.11	8.841	375	72.60	558
7.000 >=	1	399,871.44	0.05	7.600	479	80.00	680
Total:	2800	822,640,398.99	100.00	8.401	420	80.90	641

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
5.000 - 5.499	1	154,076.10	0.02	6.250	333	80.00	786
5.500 - 5.999	1	542,919.75	0.07	5.900	479	80.00	806
6.000 - 6.499	19	7,344,691.22	0.89	6.309	466	79.69	666
6.500 - 6.999	187	72,815,823.39	8.85	6.761	437	78.78	654
7.000 - 7.499	298	110,444,531.31	13.43	7.268	435	79.38	647
7.500 - 7.999	449	171,296,851.84	20.82	7.742	433	79.74	652
8.000 - 8.499	341	127,756,037.65	15.53	8.224	430	78.92	653
8.500 - 8.999	333	110,716,119.78	13.46	8.723	424	80.11	640
9.000 - 9.499	231	68,289,584.03	8.30	9.204	415	80.76	643
9.500 - 9.999	236	52,623,296.27	6.40	9.718	378	83.91	612
10.000 - 10.499	244	42,101,133.37	5.12	10.248	376	86.98	606
10.500 - 10.999	187	29,034,811.42	3.53	10.711	373	88.78	605
11.000 - 11.499	139	16,357,790.11	1.99	11.210	371	88.86	612
11.500 - 11.999	83	9,540,290.75	1.16	11.688	376	89.51	596
12.000 - 12.499	30	2,262,198.45	0.27	12.177	359	87.74	598
12.500 - 12.999	8	525,624.68	0.06	12.818	359	89.61	618
13.000 - 13.499	7	502,331.68	0.06	13.283	359	86.79	617
13.500 - 13.999	4	231,403.63	0.03	13.584	359	83.91	544
14.000 >=	2	100,883.56	0.01	14.505	359	94.65	592
Total:	2800	822,640,398.99	100.00	8.401	420	80.90	641

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
11.000 - 11.499	1	154,076.10	0.02	6.250	333	80.00	786
11.500 - 11.999	1	542,919.75	0.07	5.900	479	80.00	806
12.000 - 12.499	19	7,344,691.22	0.89	6.309	466	79.69	666
12.500 - 12.999	187	72,815,823.39	8.85	6.761	437	78.78	654
13.000 - 13.499	298	110,444,531.31	13.43	7.268	435	79.38	647
13.500 - 13.999	449	171,296,851.84	20.82	7.742	433	79.74	652
14.000 - 14.499	341	127,756,037.65	15.53	8.224	430	78.92	653
14.500 - 14.999	333	110,716,119.78	13.46	8.723	424	80.11	640
15.000 - 15.499	231	68,289,584.03	8.30	9.204	415	80.76	643
15.500 - 15.999	236	52,623,296.27	6.40	9.718	378	83.91	612
16.000 - 16.499	244	42,101,133.37	5.12	10.248	376	86.98	606
16.500 - 16.999	187	29,034,811.42	3.53	10.711	373	88.78	605
17.000 - 17.499	139	16,357,790.11	1.99	11.210	371	88.86	612
17.500 - 17.999	83	9,540,290.75	1.16	11.688	376	89.51	596
18.000 - 18.499	30	2,262,198.45	0.27	12.177	359	87.74	598
18.500 - 18.999	8	525,624.68	0.06	12.818	359	89.61	618
19.000 - 19.499	7	502,331.68	0.06	13.283	359	86.79	617
19.500 - 19.999	4	231,403.63	0.03	13.584	359	83.91	544
20.000 - 20.499	1	46,891.55	0.01	14.050	359	100.00	609
20.500 - 20.999	1	53,992.01	0.01	14.900	359	90.00	578
Total:	2800	822,640,398.99	100.00	8.401	420	80.90	641

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	197	71,168,899.89	8.65	7.615	359	79.85	654
2.000	2134	608,932,797.32	74.02	8.497	429	81.17	640
3.000	469	142,538,701.78	17.33	8.382	411	80.28	640
Total:	2800	822,640,398.99	100.00	8.401	420	80.90	641

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV(%)	Weighted Average FICO
1.000	2800	822,640,398.99	100.00	8.401	420	80.90	641
Total:	2800	822,640,398.99	100.00	8.401	420	80.90	641